Exhibit 10.51
FIRST AMENDMENT TO
TERMINATION PROTECTION AGREEMENT
     WHEREAS, a Termination Protection Agreement (the “Agreement”) was entered into between Stanley P. Locke (“Executive”) and Thomas and Betts Corporation and its successors and assigns (the “Company”) effective December 2, 2003;
     WHEREAS, the Company and Executive mutually consented to the amendment and restatement of the Agreement, effective January 1, 2005, to reflect the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the related final Treasury Department regulations;
     WHEREAS, the Board approved the terms and provisions of such amended and restated Agreement at its meeting on September 5, 2007; and
     WHEREAS, the Company and Executive desire to amend and restate the Agreement further, in order to clarify certain of its provisions that are governed by, or are otherwise subject to, Section 409A of the Code;
     NOW, THEREFORE, the Company and Executive the Agreement is hereby amended as follows:
     1. Section 1 is hereby amended to read as follows:
     Defined Terms.
     Unless otherwise indicated herein, capitalized terms used in this Agreement which are defined in Schedule A shall have the meanings set forth in Schedule A.
     The Company and Executive both agree that the definition of “Change in Control” listed in Schedule A shall be used for Executive in any and all plans, programs or agreements in which Executive participates or to which Executive is a party in lieu of any similar definition used in such plans, programs or agreements; provided, however, that the definition of “Change in Control” listed in Schedule A shall not replace any such similar definition that serves as a “permissible payment event” (within the meaning of Treas. Reg. § 1.409A-3(a)) under any such plan, program or agreement.
     2. Schedule A is hereby amended to read as follows:
     Section (e) of the Definition of “Change in Control” is deleted.
     The Definition of “Payment Date” is hereby amended to read as follows:
     “Payment Date” means (i) the Delayed Payment Date, if (A) the payment is subject to Section 409A of the Code, (B) the payment event for purposes of Section 409A of the Code is

Separation from Service, and (C) on the Termination Date stock of the Company (or any other entity considered a single employer with the Company under Treas. Reg. §1.409A-1(g) or any successor thereto) is publicly traded on an established securities market or otherwise, or (ii) in any other case, the date that is ten (10) days after the Termination Date.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the ___day of                                         , 2008.

THOMAS & BETTS CORPORATION

By:
Name
Title

Stanley P. Locke